UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2011

CYTOSORBENTS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51038	98-0373793
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7 Deer Park Drive, Suite K
Monmouth Junction, New Jersey 08852
(Address of principal executive office) (Zip Code)

(732) 329-8885
Registrant’s telephone number, including area code:

Copies to:
Gregg E. Jaclin, Esq.
Anslow + Jaclin,  LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
(732) 409-1212

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2011, Cytosorbents Corporation (the "Company"), issued Convertible Notes to certain accredited investors in the aggregate principal amount of $1,250,000 (the “Convertible Notes”).  The Convertible Notes accrue interest at the rate of 8% per annum and mature on February 15, 2013.

The investors will be repaid in equity of the Company, not cash.  During the term of the Convertible Notes, investors may at any time and at their sole option convert outstanding principal and interest into Common Stock of the Company at a rate of $0.10 per share.  The Common Stock underlying the Convertible Notes is restricted. The holders of the Convertible Notes are not provided registration rights under the terms of the Convertible Notes. During the term of the Note, should the Company complete any subsequent financing, debt or equity, in an aggregate amount greater or equal to $750,000, which includes any equity component or the right to convert into equity, the investor shall have the option to exchange any outstanding principal and interest of the Note into the new financing.

Additionally, each investor shall receive 100% warrant coverage in the form of five year warrants to purchase that number of shares of common stock as follows: that number of shares of Common Stock equal to the quotient obtained by dividing (x) 50% of the Principal, by (y) $0.10, with the resulting number of shares having an exercise price equal to $0.10 per share of Common Stock, plus that number of shares of Common Stock equal to the quotient obtained by dividing (x) 25% of the Principal, by (y) $0.125, with the resulting number of shares having an exercise price equal to $0.125 per share of Common Stock, plus that number of shares of Common Stock equal to the quotient obtained by dividing (x) 25% of the Principal, by (y) $0.15, with the resulting number of shares having an exercise price equal to $0.15 per share of Common Stock.  The warrants have a cashless exercise provision.

If during the term of the Convertible Notes, the Company has an equity financing of less than $750,000 that values the Company on a pre-money basis at or below $35 million on a fully-diluted basis, each investor will have a right of first refusal to participate in the financing.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 3.02.  The Notes and the Warrants were issued in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506 of Regulation D promulgated under the Act.  These transactions qualified for exemption from registration because among other things, the transactions did not involve a public offering, each investor was an accredited investor and/or qualified institutional buyer, each investor had access to information about the Company and their investment, each investor took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

 Item 9.01 Financial Statement and Exhibits

(a)	Financial Statements.
None
(b)	Pro Forma Financial Information
None
(c)	Shell Company Transactions
None
(d)	Exhibit Number	Description
	10.1	Form of Convertible Note dated February 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CytoSorbents Corporation

By:	/s/ Phillip Chan
Name: Phillip Chan
Title: Chief Executive Officer

Dated: February 22, 2011